Exhibit 99.1

Technical Communications Corporation Reports Third Fiscal Quarter 2013 Financial Results

CONCORD, Mass.--(BUSINESS WIRE)--August 12, 2013--Technical Communications Corporation (NasdaqCM: TCCO) today announced its fiscal 2013 third quarter and year-to-date financial results. For the three months ended June 29, 2013, the Company reported a net loss of $522,000, or $(0.28) per share, on revenue of $970,000, as compared to a net loss of $915,000, or $(0.50) per share, on revenue of $734,000 for the three months ended June 23, 2012.

For the nine months ended June 29, 2013, the Company reported a net loss of $1,160,000, or $(0.63) per share, on revenue of $3,112,000. This compares to a net loss of $352,000, or $(0.19) per share, on revenue of $6,791,000 for the nine months ended June 23, 2012.

Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC, said, “Revenues for the third quarter continued to be low, reflecting the slowdown in bookings during the first two quarters of the fiscal year. We expect that sales from the previously announced major production contract awarded in May 2013 from the U.S. Army Communications and Electronics Command will result in increased revenues in the fourth quarter of fiscal 2013 and the first quarter of fiscal 2014. In the third fiscal quarter of 2013, TCC completed the development and started the marketing of certain new products, secured key contracts, and continued pursing strategic partnerships and original equipment manufacturer opportunities.”

Fiscal Third Quarter Highlights
In the third quarter of fiscal 2013, the Company completed development and began marketing of the DSD 72B-SP SONET/SDH encryptor with KEYNET Optical Manager, and the Cipher X® 7211 IP encryptor with KEYNET IP Manager. These solutions are designed to meet the mission-critical private network secure communications needs of government, military and satellite users. The Cipher X 7211 has been sold and successfully installed in select customer networks. TCC is continuing with the development of new software features for the Cipher X 7211 that will expand the system’s capabilities and applications.

Additionally, customer demonstrations of our new HSE 6000 have been conducted in several countries. The HSE 6000 is a low-cost, battery-powered, body-worn headset radio encryptor for public safety personnel. The HSE 6000 interoperates with TCC’s widely deployed DSP 9000 military radio encryption system, enabling secure communications between public safety and military field and base command units. The HSE 6000 has several derivative forms that are being considered for research and development investment in 2014.

Also, as previously announced in July 2013, TCC was selected to supply the secure radio and telephone encryption solutions and customized cryptographic services and tools for a domestic prime contractor’s program supporting a government customer in North Africa.

Outlook
TCC plans to continue to increase our sales and marketing efforts with lead generation initiatives and strategic partnerships. Additionally, the Company expects to focus technical efforts going forward on three principal areas: development of solutions that meet the needs of original equipment manufacturers (OEMs); product enhancements that include expanded features, planned capability and applications growth; and custom solutions that tailor our products to meet the unique needs of our customers.

The Company began pursuing OEM technical partnerships in 2012, which continue to develop albeit at a slower pace than originally projected. TCC believes that the resulting products will be embedded proprietary encryption solutions that will significantly enhance the value of the OEMs’ products and allow TCC encryption to be carried to the market by major equipment providers.

Escalating turmoil around the world presents both significant opportunities and challenges to TCC. The threat of terrorism increases the demand for security products that provide both strategic and tactical benefits, and are readily available. At the same time, political disruptions cause unpredictable and erratic delays in the processing of procurements and delivery of products. The combined effects present a situation that challenges both our sales capture teams and our production capabilities. The Company believes these market conditions will provide sufficient opportunities to build a successful future.

About Technical Communications Corporation
For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release, including any discussion of our anticipated operating results, financial condition and earnings, including statements about the Company's ability to achieve and sustain growth and profitability and expand product lines and market share, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, identified by the use of such terms as "anticipates," "believes," "expects," "may," "plans" and "estimates," among others, involve known and unknown risks. The Company's results may differ significantly from the results expressed or implied by such forward-looking statements. The Company's results may be affected by many factors, including but not limited to future changes in export laws or regulations, changes in technology, the effect of foreign political unrest, the ability to hire, retain and motivate technical, management and sales personnel, the risks associated with the technical feasibility and market acceptance of new products, changes in telecommunications protocols, the effects of changing costs, exchange rates and interest rates, and the Company's ability to secure adequate capital resources. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q for the quarters ended March 30, 2013 and December 29, 2012 and the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2012.

Technical Communications Corporation

Condensed consolidated income statements

	Quarter Ended
	(Unaudited)
	06/29/2013	06/23/2012
Net sales	$ 970,000	$ 734,000
Gross profit	593,000	572,000
S, G & A expense	739,000	788,000
Product development costs	586,000	1,350,000
Operating loss	(732,000)	(1,566,000)
Income tax benefit	(199,000)	(646,000)
Net loss	(522,000)	(915,000)
Net loss per share:
Basic	$ (0.28)	$ (0.50)
Diluted	$ (0.28)	$ (0.50)

	Nine Months Ended
	(Unaudited)
	06/29/2013	06/23/2012
Net sales	$ 3,112,000	$ 6,791,000
Gross profit	2,184,000	5,211,000
S, G & A expense	2,210,000	2,525,000
Product development costs	2,231,000	3,299,000
Operating loss	(2,257,000)	(614,000)
Income tax benefit	(1,068,000)	(253,000)
Net loss	(1,160,000)	(352,000)
Net loss per share:
Basic	$ (0.63)	$ (0.19)
Diluted	$ (0.63)	$ (0.19)

Condensed consolidated balance sheets
	06/29/2013	09/29/2012
	(Unaudited)	(derived from audited
		financial statements)
Cash and marketable securities	$ 5,432,000	$ 6,725,000
Accounts receivable, net	468,000	1,381,000
Inventory	2,931,000	2,633,000
Deferred & refundable income taxes	2,102,000	1,477,000
Other current assets	249,000	171,000
Total current assets	11,182,000	12,387,000
Property and equipment, net	395,000	453,000
Total assets	$ 11,577,000	$ 12,840,000

Accounts payable	231,000	167,000
Accrued expenses and other current liabilities	418,000	546,000
Total current liabilities	649,000	713,000
Total stockholders’ equity	10,928,000	12,127,000
Total liabilities and stockholders’ equity	$ 11,577,000	$ 12,840,000

CONTACT:
Technical Communications Corporation
Michael P. Malone, 978-287-5100
Chief Financial Officer
www.tccsecure.com